Exhibit 4.05
AMENDMENT 2020-1
TO THE
EASTMAN INVESTMENT AND EMPLOYEE STOCK OWNERSHIP PLAN

    THIS AMENDMENT 2020-1 to the Eastman Investment and Employee Stock Ownership Plan, as amended and restated effective January 1, 2019 is adopted by the Benefit Plans Committee (the “Committee”) of Eastman Chemical Company (the “Company”) effective as of the date provided herein:

WITNESSETH:

    WHEREAS, the Company maintains the Eastman Investment and Employee Stock Ownership Plan, as amended and restated effective January 1, 2019 (the “Plan”); and

    WHEREAS, the Company wishes to further amend the Plan; and

    WHEREAS, the Committee is authorized to amend the Plan;

    NOW, THEREFORE, the Committee hereby further amends the Plan as follows:

1.

Effective January 1, 2020, Section 2.12A of the Plan is relettered as 2.12B.

2.

Effective January 1, 2020, Article 2 is amended by adding a new Section 2.12A to the Plan to read as follows:

“2.12A        Coronavirus-Related Distribution

“Coronavirus-Related Distribution shall mean any distribution made on or after January 1, 2020, and before December 30, 2020, in an amount of not more than $100,000 for such year to the extent that such distribution, when aggregated with all other Coronavirus-Related Distributions (including the aggregate amount of such distributions from all plans maintained by the employer and any member of any controlled group which includes the employer), by a Participant:

(a)who is diagnosed with the virus SARS-CoV-2 or coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention,

(b)whose spouse or dependent is diagnosed with such virus or disease by such a test, or

(c)who experiences adverse financial consequences as a result of:
(i) being quarantined,
(ii)being furloughed, laid off, or having work hours reduced due to such virus or disease,
(iii) being unable to work due to the lack of childcare due to such virus or disease,
(iv) the closing or reduction in hours of a business that you own or operate due to such virus or disease, or
(v)or other factors as determined by Treasury Secretary regulations.

A Participant who meets the conditions of subsections (a), (b) or (c) above shall be a “Qualified Individual.”

A Coronavirus-Related Distribution shall not be subject to the requirements of Code Sections 401(a)(31), 402(f), and 3405, nor shall it be subject to the 10% early-withdrawal tax under Internal Revenue Code Section 72(t).”

3.

Effective January 1, 2021, Section 5.01A of the Plan is amended by deleting subsection (a) thereof in its entirety and replacing it with a new subsection (a) to read as follows:

“(a)    Effective January 1, 2021 and subject to the limitations stated elsewhere in this Plan, each Eligible Employee may elect to have a Sponsoring Company make After-Tax Contributions to the Plan by directing the Sponsoring Company to contribute to the Trustee any whole percentage of his or her Qualifying Compensation (excluding Variable Incentive Plan, Unit Performance Plan, and Sales Variable Pay compensation, and any other incentive compensation programs that may be designated by IPCO), not to exceed ten percent (10%) thereof.”

4.

Effective January 1, 2021, Section 5.01A of the Plan is amended by deleting subsection (b) thereof in its entirety and replacing it with a new subsection (b) to read as follows:

“(b)     Effective January 1, 2021, an Eligible Employee may also make a separate election to have a Sponsoring Company make After-Tax Contributions to the Plan by directing the Sponsoring Company to contribute to the Trustee any whole percentage of his or her Qualifying

Compensation that consists solely of is Variable Incentive Plan, Unit Performance Plan, and Sales Variable Pay (or other incentive compensation programs that may be designated by IPCO as eligible for a separate deferral election), not to exceed ten percent (10%) thereof.”

5.

Effective January 1, 2020, Section 5.04 of the Plan is hereby amended by adding a new subsection (e) to the end thereof to read as follows:

“(e)    The Plan will accept a Qualified Individual’s (as defined in Section 2.12A) repayment, in one or more contributions in an aggregate amount not to exceed the amount of such withdrawal, of a Coronavirus-Related Distribution made from this Plan within three years and one day after the date on which such distribution was made, in accordance with procedures established by the Plan Administrator or its delegate in accordance with Section 2202(a)(3) of the CARES Act (HR 748) and the applicable Treasury or IRS guidance thereunder.”

6.
Effective January 1, 2020, Article 8 is amended by adding a new Section 8.08 to the Plan to read as follows:

“Section 8.08 Coronavirus-Related Distributions

Upon application of a Qualified Individual, as defined in Section 2.12A, the Plan Administrator (or its agent) may authorize a Coronavirus-Related Distribution of any portion of the Qualified Individual’s vested Accounts, subject to such procedures as may be established by the Plan Administrator or its agent.”

7.
Effective January 1, 2020, Section 9.02(c) is hereby amended by replacing it with a new subsection (c) to read as follows:
“(c)    In no event shall distribution of a Participant’s Account be made later than April 1 next following the later of: (x) the calendar year in which the Participant attains age 70½; or (y) the calendar year in which the Participant actually retires if he works beyond age 70½. However, if a Participant is a 5% Owner, distribution of the Participant’s account shall be made by the April 1 next following the calendar year in which the Participant attains age 70½. For all participants who attain age 70½ after December 31, 2019, the reference to age 70 ½ in the preceding two sentences shall be replaced with age 72. Notwithstanding any provision of this

Plan to the contrary, distributions under the Plan will comply with the minimum distribution requirements described in Article 9A.”
8.
    Effective January 1, 2020, Section 9.03(b)(2) of the Plan is hereby amended by adding a new second sentence to read as follows:
    “For all participants who attain age 70½ after December 31, 2019, the reference to age 70 ½ in the preceding sentence shall be replaced with age 72.”
9.
    Effective January 1, 2020, Section 9.05 of the Plan is hereby amended by adding a new second sentence to read as follows:
    “For all participants who attain age 70½ after December 31, 2019, the reference to age 70 ½ in the preceding sentence shall be replaced with age 72.”
10.
Effective January 1, 2020, Section 9A.01 is amended by adding a new subsection (f) to the Plan to read as follows:

“Section 9A.01 Waiver of Required Minimum Distributions for 2020

(f)    Temporary Suspension of Minimum Required Distributions Consistent with the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).
Consistent with the Coronavirus Aid, Relief, and Economic Security Act of 2020, the Plan shall not require the distribution of the minimum required distributions described in this Article 9A that relate to the 2020 Plan Year (including distributions which are permitted to be made between January 1 and April 1 of the following year and attributable to such Plan Year) and any other future Plan Years as so approved by an Act of Congress.”
11.
Effective January 1, 2020, Section 9A.02(b)(1) of the Plan is hereby amended by adding a new final sentence to the end thereof to read as follows:
“For all participants who attain age 70½ after December 31, 2019, the reference to age 70 ½ in the preceding sentence shall be replaced with age 72.”
12.

    Effective January 1, 2020, Section 17.06 of the Plan is hereby amended by deleting it in its entirety and replacing it with a new Section 17.06 to read as follows:

“17.06        Unclaimed Benefits
If any benefit payable to or on behalf of a Participant is not claimed before the later of three years from the date of entitlement or 90 days from the date of notice sent by IPCO to the last known address of the Participant or Beneficiary entitled to such payment, such benefit shall be forfeited and its use then subject to Section 17.22. No such benefit shall be reallocated unless: (i) such benefit does not exceed $1,000 at the time of distribution, or (ii) under the terms of the Plan and applicable law, such benefit could be distributed without the Participant’s consent. If a claim is made at any future date by the Participant or Beneficiary entitled thereto, the amount payable to such Participant or Beneficiary will be distributable from the next Employer contribution in accordance with the terms of the Plan or, if none, from the income of the Trust.”
13.
Effective April 1, 2020, Appendix B, subsection (e)(6) is hereby amended to read as follows:
    “(6)    termination allowance payments (lump sum or periodic), retraining allowance payments, and stipends paid to furloughed employees,”
14.
Effective April 1, 2020, Appendix C, Part II of the Plan is amended by deleting the phrase “Termination allowance payments and special separation allowance payments” and replacing it with “Termination allowance payments, special separation allowance payments, and stipends paid to furloughed employees.    ”

15.

    Effective March 27, 2020, Appendix H, Section H-10 shall be amended by adding a new subsection (g) to the end thereof to read as follows:

    “Notwithstanding any other Plan provision to the contrary, a Qualifying Individual, as defined in Section 2.12A, with a Plan loan outstanding on or after March 27, 2020 may delay any payments that become due during the period beginning March 27, 2020 and ending on December 31, 2020. All loans whose repayment is delayed in accordance with this subsection (g) will be reamortized as of January 1, 2021 at which time repayment of the reamortized loan will resume.”

        16.

    Effective July [__], 2020, Appendix K of the Plan is hereby amended by adding a new final paragraph to the end thereof to read as follows:
“In-Service Withdrawals from and Removal of the Income Flex Fund.
Effective July [__], 2020, the Income Flex Fund is removed from the Plan. A Participant invested in the Income Flex Fund shall be permitted to direct trustee-to-trustee transfers, including in-service trustee-to-trustee transfers, of the portion of his or her EIP Account invested in the Income Flex Fund to other eligible retirement plans, including IRAs, in compliance with the SECURE Act, and during the 90-day period preceding the removal of the Income Flex Fund from the Plan.”
In all respects not amended, the Plan is hereby ratified and confirmed.
* * * * * * *

To record the adoption of this Amendment 2020-1 as set forth above, Eastman Chemical Company has caused this document to be signed as of December ____, 2020.

                            Eastman Chemical Company

                            By:

                            Title: